Exhibit 99.1

Homeland Security Capital Appoints The Honorable Brian C. Griffin to Board of Directors

Rick Rickertsen Resigns from Board of Directors

ARLINGTON, Va., May 14 /PRNewswire-FirstCall/ -- Homeland Security Capital Corporation (OTC Bulletin Board: HMSC - News), a company focused on acquiring, developing and consolidating homeland security-related businesses, announced today the appointment of The Honorable Brian C. Griffin to its board of directors.

Griffin has held numerous senior-level positions in both the public and private sectors. His distinguished public service career includes serving as a senior government official under three Presidents and two Governors. In the private sector, he has served as both the Executive Vice President and General Counsel of a New York Stock Exchange listed oil and gas exploration company and currently serves as Chairman of the Board of Clean Energy Systems, Inc.

Griffin is also a renowned energy and environmental expert. He has lectured around the globe on topics including conventional and alternative energy technologies, energy utilization and its environmental impacts, and energy security.

After many years in Washington, Griffin returned to Oklahoma where he served two terms as Oklahoma's Secretary of Environment. During that time, he chaired and was a member of several committees sponsored by the U.S. EPA, the U.S. Department of Energy and the Southern States Energy Board. He was a member of the Biomass & Bio-Energy Research and Development Federal Advisory Committee, which was sponsored by the U.S. EPA and the U.S. Department of Agriculture.

He was a member of the Coal & Advanced Power Systems Committee sponsored by the U.S. Department of Energy and the Southern States Energy Board. In addition, he served as the national Chairman of the Interstate Technology and Regulatory Council and was a Representative to the Interstate Oil & Gas Compact Commission.

Prior to his years in public service, Griffin was involved in the oil and gas industry and taught energy policy and regulation, as well as energy technology, as an Adjunct Professor in the Graduate School of Business at the University of Oklahoma.

In 2003, President Bush appointed him to serve as the Federal Representative to the Southern States Energy Board.

Griffin received his undergraduate degree from Harvard University in 1974 and was selected as a Rhodes Scholar. As a Rhodes Scholar, he attended Oxford University where he received his British law degree. He also holds an American Juris Doctorate degree.

C. Thomas McMillen, Homeland Security Capital chairman and CEO, said, "We are very pleased to welcome Brian, whose impressive background in energy and related fields will be invaluable as we begin to explore the emerging and fast growing energy security market, which is very much a part of Homeland Security. His guidance will help to shape the growth of our company as we identify, develop and evaluate these exciting new opportunities."

Griffin said, "I look forward to working with Tom and his team as they assess new opportunities. The security industry is constantly shifting as technologies improve and Homeland Security Capital is poised at the forefront, looking towards energy related security issues. I look forward to being a part of Homeland Security Capital's future success."

Griffin replaces Rick Rickertsen, who resigned from the board of directors because of scheduling conflicts.

About Homeland Security Capital Corp.

Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security products and services solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows. For more information, visit http://www.hscapcorp.com.

An investment profile about Homeland Security Capital may be found at http://www.hawkassociates.com/hmscprofile.aspx.

For investor relations information regarding Homeland Security Capital, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/email.aspx.

Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Investor Relations Contact:
Hawk Associates, Inc.
Frank Hawkins and Julie Marshall
Phone: (305) 451-1888
E-mail: info@hawkassociates.com
 http://www.hawkassociates.com

Company Contact:
Homeland Security Capital Corp.
C. Thomas McMillen
(703) 528-7073
 tmcmillen@hscapcorp.com